FUQI International Announces Appointment of President and Chief Executive Officer

SHENZHEN, China, June 21, 2011 --FUQI International, Inc. (OTC Pink Ltd: FUQI.PK) today announced the appointment of Kim K. T. Pan as its President and Chief Executive Officer. Mr. Pan will work closely with Yu Kwai Chong, the Company's former Chief Executive Officer, who will continue to serve as the Company's Chairman of the Board.

"We are pleased that Kim will be joining the Company as President and CEO," stated Mr. Chong. "Kim brings tremendous knowledge and expertise as a seasoned executive. Kim's success lies in his strong values, strategic thinking, tactical execution and excellent track record of management and growth. His management style is based on developing high performance work teams, and making sure that everyone is connected, informed and aligned with the vision and values of the organization. His leadership and experience will be invaluable in guiding our growth and separating the roles of Chairman and CEO will have the important benefit of strengthening Fuqi’s corporate governance practices.”

Mr. Pan, who is fluent in English and Chinese, is a seasoned executive with more than 30 years of experience in management and financial operations, business development, and corporate governance. Mr. Pan has served as a director of Fuqi since October 2010. From 1999 to 2011, Mr. Pan has served as the President and as a member of the Board of Directors of Continental Carbon Company, a developer, manufacturer and marketer of carbon-related products.  Prior to that, he served as its Executive Vice President and Chief Financial Officer.  While at Continental Carbon Company, Mr. Pan was able to actively develop and execute operating and strategic plans to transform the company into a lean and focused organization able to effectively compete in the commodity chemicals market.

Mr. Pan received a B.S. in Electrical Engineering from the University of Texas, Austin, an M.S. in Electrical Engineering from the University of Wisconsin, Madison and an MBA in Finance from the Wharton School at the University of Pennsylvania.

“I am very excited to have the opportunity to join the Fuqi management team,” said Mr. Pan. "I am honored to assume the leadership of Fuqi and look forward to working with the Board and management team to strengthen Fuqi’s corporate governance and platform for future growth."

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China. FUQI develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements including (without limitation) statements related to the Company's intentions to complete its restatements and file delinquent filings.  Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects," "anticipates" or similar expressions. Such information is based upon expectations of the Company's management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions. Such risks and uncertainties include, but are not limited to, potential violations of PRC and U.S. laws due to the cash transfer transactions and any resulting monetary penalties and sanctions that could have a material adverse effect on our business prospects, operations, financial condition and cash flow; the Company's ability to complete and file each of its restated Quarterly Reports on Form 10-Q/A for the periods ended March 31, June 30, and September 30, 2009, its Annual Report on Form 10-K for the year ended December 31, 2009, its Form 10-Q quarterly reports for each quarterly period in 2010 and the first quarterly period of 2011, and its Annual Report on Form 10-K for the year ended December 31, 2010; reduction in trading liquidity and potentially negative effect on trading prices the Company's securities are traded on OTC Pink Limited; changes in the scope and nature of, and the time required to complete, the restatement process and the audit process for the years ended December 31, 2009 and 2010; the Company's ability to successfully apply and re-list on NASDAQ; the Company's ability to remediate the material weaknesses in its internal controls; risks that additional material weaknesses will be identified which may prolong the restatement and audit process; the effect and results of various ongoing class action securities lawsuits and derivative litigations and an SEC investigation of which the Company is subject; the increased costs and expenses (including legal fees) and diversion of management attention due to the restatements, SEC investigation, litigation, and internal investigation into the cash transfer transactions; the Company's inability to efficiently deploy resources to manage the restatement process and delinquent filings; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company's most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and its subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact: IR@FuqiIntl.com